SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                               AMENDMENT NO. 1 ON

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 11, 1999

                     ROLLER BEARING COMPANY OF AMERICA, INC.
               (Exact name of Registrant as specified in Charter)


  Delaware                          333-33085                     13-3426227
--------------------------------------------------------------------------------
(State or other juris-            (Commission                (IRS Employer
diction of incorporation)          File Number)               Identification
                                                                Number)


60 Round Hill Road, Fairfield, Connecticut                        06430
--------------------------------------------------------------------------------
(Address of principal executive office)                        (Zip Code)


Registrant's telephone number including area code              (203) 255-1511
                                                  ------------------------------



                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name and former address, as changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

           On June 11, 1999, Tyson Bearing Company, Inc. ("Tyson"), a wholly-owned subsidiary of Roller Bearing Company of America, Inc. (the "Company"), acquired substantially all of the assets of the tapered roller bearing operations of SKF USA, Inc. located in Glasgow, Kentucky as of April 1, 1999, together with inventories produced by such operation located elsewhere. The purchase price consisted of $10,200,000 in cash, which was financed under the Company's revolving credit facility with a consortium of banks, including Credit Suisse First Boston, as administrative agent and the assumption of $1,700,000 in liabilities related to the acquisition of the assets.

           The Company manufactures and distributes roller and other bearings of different shapes and measurements. The assets acquired from SKF include inventory and machinery used to manufacture and assemble tapered roller bearings. In connection with the acquisition, Tyson entered into a sublease for a portion of SKF's facility in Glasgow, Kentucky, as well as an Option Agreement whereby Tyson would have the option to enter into a lease (containing an option to extend the term of such lease to 2015) with the owner of the Glasgow facility following the expiration of the sublease. Tyson also entered into a Trademark License Agreement whereby SKF licenses its trademark to Tyson for a limited period of time.

           Tyson also entered into long-term supply agreements with SKF and Chicago Rawhide Americas, a unit of SKF. Under the terms of these supply agreements, SKF and its Chicago Rawhide unit committed to purchasing all of their requirements for those products manufactured by Tyson at the Glasgow facility.

           Anthony S. Cavalieri is the Chief Financial Officer and Assistant Secretary of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

Financial Statements of Glasgow Taper Roller Bearing Business of SKF USA Inc. as of December 31, 1998 and 1997

(b) Pro Forma Financial Statements

Pro Forma Condensed Income Statements for Roller Bearing Company of America, Inc. for the year ended April 3, 1999

(c) Exhibits.

Exhibit Number      Description
--------------      -----------
*10.1               Asset Purchase Agreement By and Among SKF USA Inc., Tyson
                    Bearing Company, Inc. and Roller Bearing Company of America,
                    Inc. dated as of June 11, 1999. The exhibits and schedules to the Asset Purchase Agreement do not contain information material to an investment decision.

-----
*  Previously filed.

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Roller Bearing Company of America, Inc.
                                         (the Registrant)


Dated:  August 20, 1999                  By:    /s/ Anthony S. Cavalieri
                                            ------------------------------------
                                            Name:  Anthony S. Cavalieri
                                            Title: Chief Financial Officer and
                                                   Assistant Secretary

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number      Description
--------------      -----------

*10.1 Asset Purchase Agreement By and Among SKF USA Inc., Tyson Bearing Company, Inc. and Roller Bearing Company of America, Inc. dated as of June 11, 1999. The exhibits and schedules to the Asset Purchase Agreement do not contain information material to an investment decision.

-----
*  Previously filed.

                          GLASGOW TAPER ROLLER BEARING
                          BUSINESS OF SKF USA INC.

                          FINANCIAL STATEMENTS
                          AS OF DECEMBER 31, 1998 AND 1997
                          TOGETHER WITH AUDITORS' REPORT

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of SKF USA Inc.:

We have audited the accompanying statements of net assets of the Glasgow Taper Roller Bearing Business of SKF USA Inc. (the "Business") as of December 31, 1998 and 1997, and the related statements of revenues and expenses for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, the accompanying financial statements were prepared to present the net assets and the revenues and expenses of the Business, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Business.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Business as of December 31, 1998 and 1997, and the revenues and expenses for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.






Philadelphia, Pa.,
    August 16, 1999


                          GLASGOW TAPER ROLLER BEARING
                          ----------------------------

                            BUSINESS OF SKF USA INC.
                            ------------------------


                            STATEMENTS OF NET ASSETS
                            ------------------------





                                                                            December 31
                                                               ----------------------------------           March 31,
                                                                     1998                1997                  1999
                                                                     ----                ----                  ----
                                                                                                           (unaudited)
ASSETS:
   Current assets-
      Cash                                                     $          4,000   $           4,000    $           4,000
      Inventories                                                     7,298,026           5,817,004            6,780,060
      Prepaids and other current assets                                  31,705              63,320                  487
                                                               ----------------   -----------------    -----------------

           Total current assets                                       7,333,731           5,884,324            6,784,547
                                                               ----------------   -----------------    -----------------
    Plant and equipment, net                                          7,104,741          12,791,362            6,663,408
                                                               ----------------   -----------------    -----------------

           Total assets                                              14,438,472          18,675,686           13,447,955
                                                               ----------------   -----------------    -----------------

LIABILITIES:
   Current liabilities-
    Accounts payable                                                    811,721           1,704,106              890,501
    Accrued expenses and other current liabilities                    1,508,511           2,900,857            1,597,277
    Accrued workers' compensation                                     1,918,000           2,111,000            1,918,000
    Accrued taxes                                                        35,338              40,281               95,471
                                                               ----------------   -----------------    -----------------

           Total current liabilities                                  4,273,570           6,756,244            4,501,249
                                                               ----------------   -----------------    -----------------

NET ASSETS                                                     $     10,164,902   $      11,919,442    $       8,946,706
                                                               ================   =================    =================





                           The accompanying notes are an integral part of these financial statements.



                          GLASGOW TAPER ROLLER BEARING
                          ----------------------------

                            BUSINESS OF SKF USA INC.
                            ------------------------


                       STATEMENTS OF REVENUES AND EXPENSES
                       -----------------------------------





                                                              For the Years Ended                    For the Three Months
                                                                  December 31                             Ended March 31
                                            ------------------------------------------------------ -------------------------------
                                                 1998             1997                1996               1999              1998
                                            ---------------   --------------    --------------   --------------    --------------
                                                                                                   (unaudited)       (unaudited)

NET SALES                                   $    50,630,264   $   51,359,801    $   52,073,285   $     9,743,676   $   13,774,050
                                            ---------------   --------------    --------------   ---------------   --------------

COSTS AND EXPENSES:
   Cost of goods sold                            51,161,479       42,486,913        46,138,432        10,520,492       12,819,528
   Selling, general and administrative            4,302,404        5,732,816         5,773,273         1,081,916        1,062,063
   Other income, net                                 (2,144)         (27,342)           (1,829)              --              (580)
                                            ---------------   --------------    --------------   ---------------   --------------

           Total costs and expenses              55,461,739       48,192,387        51,909,876        11,602,408       13,881,011
                                            ---------------   --------------    --------------   ---------------   --------------

EXCESS/(SHORTFALL) OF
  REVENUES OVER EXPENSES                    $    (4,831,475)  $    3,167,414    $      163,409   $    (1,858,732)  $     (106,961)
                                            ===============   ==============    ==============   ===============   ==============






                                The accompanying notes are an integral part of these financial statements.


                          GLASGOW TAPER ROLLER BEARING
                          -----------------------------

                            BUSINESS OF SKF USA INC.
                            ------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         ------------------------------




1.    ORGANIZATION AND BUSINESS:
      -------------------------

The Glasgow Taper Roller Bearing Business (the "Business") is a division of SKF USA Inc. ("SKF"), which is a majority owned subsidiary of AB SKF. The Business is principally engaged in the manufacture of taper roller bearings which are sold primarily to the automotive industry. The Business's fiscal year-end is December 31.

2.    BASIS OF PRESENTATION:
      ---------------------

The accompanying financial statements present, on a historical cost basis, the net assets and the statements of revenues and expenses of the Business. The Business was part of SKF through March 31, 1999, and does not have a separate legal status or existence. The Business's net assets, revenues and expenses have historically been commingled with SKF's. These statements are presented as if the Business had existed as a separate entity during the periods presented. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or revenues and expenses of the Business on a stand-alone basis.

The Business incurred significant losses in 1998, including the non-cash charges of approximately $4,800,000 associated with the decision to dispose of the Business (see Note 11). The working capital required to sustain the operations of the Business was provided by SKF through the date of the purchase (see Note
12).

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      ------------------------------------------

Inventory
---------

Inventories, consisting of material, labor and overhead, are stated at the lower of first-in, first-out ("FIFO") cost or market.

Plant and Equipment
-------------------

Plant and equipment is stated at cost. The straight-line method of depreciation is used for financial reporting and estimated useful lives are as follows:

           Buildings and improvements                           33-1/4 years
           Machinery and equipment                              12 years
           Tooling                                               5 years
           Furniture, fixtures and automobiles                   4 years

Maintenance and repairs are charged to expense as incurred. Major repairs and improvements, which extend the lives of the related assets, are capitalized and depreciated at applicable straight-line rates. The cost and accumulated depreciation of items of plant and equipment retired, or otherwise disposed of, are removed from the related accounts, and any residual values are charged or credited to operating income.

Accrued Workers' Compensation
-----------------------------

Accrued workers' compensation has been allocated to the Business by SKF based on the estimated unpaid portion of open claims outstanding at period end for those employees injured while working for the Business.

Revenue Recognition
-------------------

The Company recognizes revenues at the time the product is shipped to the customer. The accounts receivable related to the revenue generated by the Business are reflected in the net asset balance. These receivables are commingled with other SKF business' receivables and cannot be separately identified.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.    SELECTED CASH FLOW INFORMATION:
      ------------------------------


                                                                 December 31                                  March 31
                                               --------------------------------------------    -------------------------------
                                                   1998            1997            1996             1999              1998
                                               -------------   ------------    ------------    ---------------   -------------
                                                                                               (unaudited)         (unaudited)

      Provision/(reversal) for excess
          and obsolete inventory               $      (40,597)  $     18,331    $   (177,672)   $       99,552    $      (42,758)
      Capital expenditures                            778,084      1,378,858       1,573,832               --            134,781
      Depreciation                                  1,646,292      1,535,913       1,380,201           322,951           409,031
      Write-down of plant & equipment               4,800,000           --              --              --                --


As a plant of SKF, the Business's cash receipts and disbursements are made by SKF. The provision for writedown of plant and equipment in 1998 consists of the special charges as discussed in Note 11.

5.    INVENTORIES:
      ----------

Inventories consist of the following at December 31, 1998 and 1997 and March 31, 1999:


                                                        December 31
                                           -----------------------------------           March 31,
                                                 1998                1997                  1999
                                                 ----                ----                  ----
                                                                                    (unaudited)

      Raw materials                        $        700,675   $          720,391    $         922,953
      Work-in-process                             1,582,622            1,433,221            1,249,256
      Finished goods                              5,014,529            3,663,392            4,607,851
                                           ----------------   ------------------    -----------------

           Total inventories               $      7,298,026   $        5,817,004    $       6,780,060
                                           ================   ==================    =================


6.    PLANT AND EQUIPMENT:
      -------------------

Plant and equipment consist of the following at December 31, 1998 and 1997 and March 31, 1999:


                                                               December 31
                                                  -----------------------------------           March 31,
                                                        1998                1997                  1999
                                                        ----                ----                  ----
                                                                                           (unaudited)

      Buildings and improvements                  $       4,334,074  $        4,180,260    $       4,334,074
      Machinery and equipment                            30,123,984          34,141,438           30,099,613
      Other                                               1,296,278           1,226,926            1,296,278
      Construction-in-progress                              745,278           1,020,840              626,896
                                                  -----------------  ------------------    -----------------

                                                         36,499,614          40,569,464           36,356,861
      Less- Accumulated depreciation                    (29,394,873)        (27,778,102)         (29,693,453)
                                                  -----------------  ------------------    -----------------

      Plant and equipment, net                    $       7,104,741  $       12,791,362    $       6,663,408
                                                  =================  ==================    =================


7.    RELATED-PARTY TRANSACTIONS:
      ---------------------------

The Business receives certain support services from SKF and AB SKF including; treasury, tax, legal, accounting, technical services, data processing, risk management, environmental and human resources. Charges of $3,613,793, $3,961,473 and $4,301,160 for such services in the years ended December 31, 1998, 1997 and 1996, respectively, and $977,337 (unaudited) and $861,487 (unaudited) for the three months ended March 31, 1999 and 1998, respectively, are reflected in selling, general, and administrative expenses in the accompanying statement of revenues and expenses. Allocation of these charges to the Business are based on various factors including production levels and labor.

SKF maintains insurance coverage for general liability, property damage, auto insurance, special crimes, pollution and other incidental coverages. The cost of such insurance coverage is allocated to the Business on the basis of, where applicable, past loss experiences, expected future losses and values of property at risk. Charges of $147,780, $180,264 and $174,036 for insurance coverage for the years ended December 31, 1998, 1997 and 1996, respectively, and $22,590 (unaudited) and $41,586 (unaudited) for the three months ended March 31, 1999 and 1998, respectively, are reflected in cost of goods sold in the accompanying statement of revenues and expenses.

The Business sells certain products to other SKF businesses and divisions. Revenues recorded for these sales were approximately at $22,871,149, $23,196,273 and $20,273,334 for the years ended December 31, 1998, 1997 and 1996, respectively, and $4,869,478 (unaudited) and $6,329,286 (unaudited) for the three months ended March 31, 1999 and 1998, respectively. The selling prices associated with these revenues averaged a 10% to 15% mark-up on SKF's internal standard cost.

8.    PENSION AND POSTRETIREMENT BENEFITS:
      -----------------------------------

As of December 31, 1998, 1997 and 1996, substantially all employees are covered under either the SKF Salaried Pension Plan or the SKF Hourly Pension Plan. Amortization of prior service cost and current service costs related to these pension plans are charged to the Business. In addition to providing pension benefits, the Business also provides certain health care and life insurance benefits to eligible retired employees. Active employees, hired prior to 1994, may become eligible for these benefits if they reach retirement age while working for the Business. SKF accounts for the cost of providing postretirement benefits during the active service periods of the employees. The component of net periodic postretirement benefit costs allocated to the Business represent current service cost and interest on the unfunded accumulated postretirement benefit obligation based on current employment levels. The costs related to the pension and postretirement benefits amounted to $685,576, $692,020 and $749,174 in the years ended December 31, 1998, 1997 and 1996, respectively and $98,608 (unaudited) and $180,816 (unaudited) in the three months ended March 31, 1999 and 1998, respectively.

No liability for unfunded pension or healthcare and life insurance benefits, other than the amounts discussed above, have been reflected in these statements.

In connection with the disposition of the Business (see Notes 11 and 12) eligible participants under the Plans, including the post-retirement welfare plan, are expected to retire under the Plans. The estimated one-time curtailment cost associated with this is approximately $6,000,000 and will be borne by SKF.

9.    INCOME TAXES:
      ------------

The Business is a division of SKF. Income taxes are determined for SKF and are not allocated to the divisions. Therefore, these financial statements do not include a provision or accrual for income taxes.

10.   COMMITMENTS AND CONTINGENCIES:
      -----------------------------

During the normal course of business, the Business is party to certain environmental and legal matters, none of which management believes will have a material effect on its net assets or on its results of operations.

The Business has lease obligations for facilities and equipment. The future minimum lease commitments at December 31, 1998 were as follows:

               1999                                          $    134,775
               2000                                                23,096
                                                           --------------

                                                             $    157,871
                                                             ============

Rent expense was approximately $332,477, $284,865 and $233,352 in the years ended December 31, 1998, 1997 and 1996, respectively, and $91,001 (unaudited) and $53,778 (unaudited) for the three months ended March 31, 1999 and 1998, respectively.

In addition, SKF entered into a lease for the land and the improvements thereon in Glasgow, Kentucky that the Business is located on with the SKF Hourly Pension Plan. This lease has been accounted for as a capital lease by SKF and the Business is charged for the lease payments. Annual lease payments under this arrangement are $37,232 and the lease expires in 2005.

11.   SPECIAL CHARGES:
      ---------------

In 1998, AB SKF announced a worldwide restructuring plan to curtail costs by closing certain plants and production channels. During 1998, the Board of Directors of AB SKF authorized the disposition of the Business. In connection with this decision, the Business recorded a charge of approximately $4,800,000 to write-down the plant and equipment of the Business to their estimated net realizable value. The above noted charges included in cost of sales in the accompanying statement of revenues and expenses.

12.   SUBSEQUENT EVENT:
      ----------------

On June 11, 1999, Tyson Bearing Company, Inc. ("Tyson"), a wholly owned subsidiary of the Roller Bearing Company of America, Inc. ("RBC") acquired substantially all of the assets, and assumed certain liabilities of the Business from SKF for $10,200,000 in cash, subject to upward adjustments for new business, as defined. In connection with the acquisition, Tyson entered into a sublease for a portion of SKF's facility in Glasgow, Kentucky, as well as an option agreement whereby Tyson would have the option to enter into a lease (containing an option to extend the term of such lease to 2015) with the owner of the Glasgow facility following the expiration of the sublease. SKF also entered into long-term supply agreements with Tyson. Under the terms of these supply agreements, SKF agreed under certain terms and conditions to purchase its requirements for those products described in the supply agreement. Such requirements represented 45.2%, 45.2% and 38.9% of the Business's net sales in 1998, 1997 and 1996, respectively.

13.   UNAUDITED INTERIM INFORMATION:
      -----------------------------

The unaudited interim information included herein has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. These results are not necessary indicative of the entire year's results.

                        ROLLER BEARING COMPANY OF AMERICA
                               PRO-FORMA CONDENSED
                               FINANCIAL STATEMENT
                                   (UNAUDITED)




The following pro-forma income statement for the year ended April 3, 1999 gives effect to the acquisition by Roller Bearing Company of America ("RBC") of the taper roller bearing operations of SKF (the "SKF Business") on June 11, 1999, as if the acquisition had occurred on March 28, 1998, after giving effect to the pro-forma adjustments described in the accompanying notes. The pro-forma information is based upon respective historical Financial Statement of RBC and the SKF Business and does not purport to be indicative of the results which would actually have resulted if the combination had been in effect on the dates or for the periods indicated or which may result in the future. The following pro-forma results reflect the addition of the SKF Business's historical income statement for the year ended December 31, 1998 with the historical results of RBC for the year ended April 3, 1999.


                      Pro-Forma Condensed Income Statements
                        For the Year Ended April 3, 1999
                                 (In thousands)





                                                   RBC             SKF Business                                    Pro-Forma
                                               Historical          Historical       Pro-Forma Adjustments          Combined
                                               ----------          ----------       ---------------------          --------

Sales                                             $147,932             $50,630         $  -                          $198,562

Cost of sales                                      103,165              51,161             (5,786) (a)(c)             148,540
                                                   -------              ------             ------                     -------

           Gross profit                             44,767                (531)             5,786                      50,022

Selling, general and administrative                 23,008               4,302             (3,374) (d)                 23,936

Other (income) expense, net                            686                  (2)           -                               684
                                                   -------              ------             ------                     -------

           Operating income (loss)                  21,073              (4,831)             9,160                      25,402

Interest expense, net                               14,465             -                      816 (b)                  15,281
                                                   -------              ------             ------                     -------

           Income (loss) before taxes                6,608              (4,831)             8,344                      10,121

Income tax expense                                   2,713             -                    1,440 (e)                   4,153
                                                   -------              ------             ------                     -------

           Net income                           $    3,895            $ (4,831)          $  6,904                  $    5,968
                                                ==========            ========           ========                  ==========



               NOTES TO PRO-FORM CONSOLIDATED FINANCIAL STATEMENTS



On June 11, 1999, Roller Bearing Company of America ("RBC") completed the acquisition of certain selected assets of SKF USA, Inc.'s taper roller bearing operations (the "SKF Business") whose principal operations are located in Glasgow, Kentucky. In addition to the assumption of certain selected liabilities RBC paid $10.2 million.

The acquisition is being accounted for as a purchase with assets acquired and liabilities assumed recorded at their estimated fair values at the data of acquisition. At this time, the purchase price allocation related to certain accruals and reserves is not complete and adjustments may be necessary.

No pro-forma condensed balance sheet as of June 26, 1999 and no pro-forma condensed income statement for the three months then ended have been included in this filing. This is due to the fact that both the unaudited balance sheet and the unaudited income statement filed on the Form 10-Q of RBC for the quarterly period ended June 26, 1999 include the acquisition and results of operations of Tyson, which was effective as of April 4, 1999. The following are explanations of the adjustments reflected on the Pro-Forma financial statements.

(a) Reflects the pro-forma adjustment to depreciation expense based upon the adjustment to the value assigned to fixed assets acquired.

(b) Reflects the pro-forma adjustment for estimated interest expense as a result of the $10.2 million in debt incurred related to the acquisition.

(c) Reflects the elimination of the restructuring charge reflected in the financial statements of the SKF business. This charge ($4,800) was directly related to the sale of the business and is not considered to be a recurring cost of the business.

(d) Reflects the elimination of costs charged by SKF USA which will not be incurred by RBC.

(e) Reflects the pro-forma adjustment to record the tax effect of the adjustments described above.